METROPOLITAN SERIES FUND, INC.
Sub-Item 77D Policies with respect to security investments

Incorporated by reference from the following:

Definitive Information Statement relating to FI Mid
Cap Opportunities Portfolio (formerly, Janus Mid Cap
Portfolio) filed July 22, 2004.